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                                                                   EXHIBIT 4.1.3





                          BIRMINGHAM STEEL CORPORATION

                             -----------------------

              WAIVER AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

                             -----------------------

                                       Re:

             Note Purchase Agreements Dated as of September 1, 1993

                                       and

                    $130,000,000 Original Principal Amount of
                    7.28% Senior Notes Due December 15, 2005

                             DATED OCTOBER 12, 1999





================================================================================

                                TABLE OF CONTENTS


                                                                          PAGE



1.   PRELIMINARY STATEMENT...................................................1

   1.1   BACKGROUND..........................................................1
   1.2   DEFINITIONS.........................................................3

2.   AMENDMENTS AND WAIVERS..................................................6

   2.1   AMENDMENT AND RESTATEMENT OF EXISTING NOTE PURCHASE AGREEMENT.......6
   2.2   AMENDMENT AND RESTATEMENT OF EXISTING NOTES.........................6
   2.3   WAIVERS OF EXISTING EVENTS OF DEFAULT...............................6
   2.4   CONTINUITY AND AFFIRMATION OF OBLIGATIONS...........................6

3.   REPRESENTATIONS AND WARRANTIES..........................................7

   3.1   SUBSIDIARIES AND STOCK OWNERSHIP....................................7
   3.2   CORPORATE EXISTENCE AND POWER.......................................7
   3.3   CORPORATE AUTHORITY.................................................8
   3.4   BINDING EFFECT......................................................8
   3.5   NO CONFLICTS WITH AGREEMENTS, ETC...................................8
   3.6   CONSENTS, ETC.......................................................9
   3.7   FULL DISCLOSURE.....................................................9
   3.8   OUTSTANDING DEBT AND LIENS..........................................9
   3.9   PENDING LITIGATION.................................................10
   3.10   NO DEFAULTS.......................................................10
   3.11   COMPLIANCE WITH LAW...............................................10
   3.12   TITLE TO PROPERTIES...............................................10
   3.13   ENVIRONMENTAL COMPLIANCE..........................................11
   3.14   RESTRICTIONS ON COMPANY AND SUBSIDIARIES..........................12
   3.15   COLLATERAL........................................................13
   3.16   SOLVENCY..........................................................14

4.   CONDITIONS PRECEDENT...................................................15

   4.1   CERTIFICATES.......................................................15
   4.2   OPINIONS OF COUNSEL................................................16
   4.3   OMNIBUS COLLATERAL AGREEMENT.......................................15
   4.4   GUARANTY AGREEMENT.................................................16
   4.5   1995 SECOND AMENDMENT..............................................16
   4.6   FIFTH AMENDMENT TO CREDIT AGREEMENT................................16
   4.7   LETTER OF CREDIT DOCUMENTS.........................................17
   4.8   OTHER RELATED MATTERS..............................................17
   4.9   INTERCREDITOR AGREEMENT............................................17
   4.10   SECURITY DOCUMENTS................................................17
   4.11   LIEN SEARCHES.....................................................19
   4.12   RESTRUCTURING FEE.................................................19
   4.13   PRIVATE PLACEMENT NUMBER..........................................19
   4.14   PAYMENT OF SPECIAL COUNSEL AND FINANCIAL ADVISOR FEES.............19
   4.15   LEASE LETTERS.....................................................20
   4.16   PROCEEDINGS AND DOCUMENTS SATISFACTORY............................20


                                       I
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                                TABLE OF CONTENTS


                                                                          PAGE

5.   MISCELLANEOUS..........................................................20

   5.1   EFFECT OF AMENDMENT AND WAIVER.....................................20
   5.2   NO LEGEND REQUIRED.................................................20
   5.3   FEES AND EXPENSES..................................................20
   ***5.4   SURVIVAL........................................................21
   5.5   DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART......................21
   5.6   RELEASE OF CLAIMS..................................................22
   5.7   GOVERNING LAW......................................................22

Schedule 3.1     --   Subsidiaries
Schedule 3.8     --   Outstanding Debt and Liens
Schedule 3.14    --   Restrictive Agreements
Schedule 3.15    --   Recording Information

Exhibit A        --   Amended and Restated Note Purchase Agreement
Exhibit B1       --   Form of Opinion of Special Company Counsel to the Company
                      and the Restricted Subsidiaries
Exhibit B2       --   Form of Opinion of Local Counsel to the Company and the
                      Restricted Subsidiaries
Exhibit B3       --   Form of Opinion of Special Counsel to the Collateral Agent
Exhibit C        --   Form of Omnibus Collateral Agreement
Exhibit D        --   Form of Guaranty Agreement
Exhibit E        --   Form of Intercreditor Agreement
Exhibit F1       --   Form of Alabama Mortgage
Exhibit F2       --   Form of Florida Mortgage
Exhibit F3       --   Form of Illinois Mortgage
Exhibit F4       --   Form of Mississippi Mortgage
Exhibit F5       --   Form of Ohio Mortgage
Exhibit F6       --   Form of Tennessee Mortgage
Exhibit F7       --   Form of Washington Mortgage
Exhibit G        --   Form of Security Agreement
Exhibit H        --   Form of Trademark/Copyright Security Agreement
Exhibit I        --   Form of Stock Pledge Agreement
Exhibit J        --   Form of Note Pledge Agreement

                                      II

                          BIRMINGHAM STEEL CORPORATION


              WAIVER AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

                                       Re:

             Note Purchase Agreements Dated as of September 1, 1993

                                       and

                    $130,000,000 Original Principal Amount of
                    7.28% Senior Notes Due December 15, 2005



                                                          Dated October 12, 1999


To the Persons listed on
the signature pages hereof

Ladies and Gentlemen:


     BIRMINGHAM STEEL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

1.   PRELIMINARY STATEMENT.

     1.1  Background.

          (a) The Company entered into those certain Note Purchase Agreements dated as of September 1, 1993, as amended by an Amendment to Note Purchase Agreement dated as of October 18, 1996 and as further amended by Amendment to 1993 Note Purchase Agreement dated as of December 14, 1998 (collectively, as in effect immediately prior to the Effective Date, the "Existing Note Purchase Agreement," and as amended hereby, the "Amended Note Purchase Agreement"), with each of the institutions named in Annex 1 thereto, under and pursuant to which the Company issued and sold to such institutions an aggregate principal amount of One Hundred

     Thirty Million Dollars ($130,000,000) of the Company's 7.28% Senior Notes due December 15, 2005 (as in effect immediately prior to the Effective Date, the "Existing Notes," and as amended hereby, the "Amended Notes").

          (b) The institutions (other than the Company) listed on the signature pages to this Agreement (collectively, the "Noteholders") are the holders of one hundred percent (100%) of the Existing Notes outstanding as of the Effective Date.

          (c) The Company entered into those certain Note Purchase Agreements dated as of September 15, 1995, with each of the institutions named in Annex 1 thereto (together with their successors and assigns, the "1995 Noteholders"), as amended by an Amendment to 1995 Note Purchase Agreement dated as of December 14, 1998 (collectively, as in effect immediately prior to the Effective Date, the "1995 Existing Note Purchase Agreement," and, as amended by a Waiver and Second Amendment to 1995 Note Purchase Agreement dated as of the date hereof (the "1995 Second Amendment"), the "1995 Amended Note Purchase Agreement"), under and pursuant to which the Company issued and sold to such institutions (i) an aggregate principal amount of Seventy-Six Million Dollars ($76,000,000) of the Company's 6.96% Series A Senior Notes due December 15, 2002, (ii) an aggregate principal amount of Fourteen Million Dollars ($14,000,000) of the Company's 7.07% Series B Senior Notes due December 15, 2005, and (iii) an aggregate principal amount of Sixty Million Dollars ($60,000,000) of the Company's 7.17% Series C Senior Notes due December 15, 2005 (collectively, the "1995 Notes").

          (d) The Company entered into that certain Credit Agreement dated as of March 17, 1997 (as in effect immediately prior to the Effective Date, the "Existing Credit Agreement," and as heretofore amended and as amended by a Fifth Amendment to Credit Agreement dated as of the date hereof (the "Fifth Amendment"), the "Amended Credit Agreement"), by and among the Company, the banks party thereto (collectively, the "Banks"), and Bank of America, N.A., as agent (the "Agent"), pursuant to which a Three Hundred Million Dollar ($300,000,000) credit facility has been provided to the Company.

          (e) Bank of America, N.A. and PNC Bank, National Association (collectively, the "L/C Issuers") have separately provided the Company with three (3) letters of credit (collectively, the "Letters of Credit") which have an aggregate face amount of Fifty-One Million Nine Hundred Ninety-Three Thousand One Hundred Fifty-One Dollars ($51,993,151), which Letters of

     Credit were issued pursuant to (i) an Amended and Restated Reimbursement Agreement, dated as of October 12, 1999, among the Company, American Steel & Wire Corporation and Bank of America, N.A. (as amended, the "B of A Reimbursement Agreement"), (ii) a Reimbursement Agreement dated as of October 1, 1996, between PNC Bank, National Association successor to PNC Bank, Kentucky, Inc. and the Company (as amended, "PNC Reimbursement Agreement One") and (iii) a Reimbursement Agreement dated as of August 15, 1995 between the Company and PNC Bank, National Association, successor to PNC Bank, Kentucky, Inc. ("PNC Reimbursement Agreement Two," and collectively with the B of A Reimbursement Agreement and PNC Reimbursement Agreement One, the "Existing Reimbursement Agreements").

          (f) The Company has notified the Noteholders, the 1995 Noteholders, the Banks and the L/C Issuers of certain Defaults and Events of Default under, and as defined in, the Existing Note Purchase Agreement, the 1995 Existing Note Purchase Agreement, the Existing Credit Agreement and the Existing Reimbursement Agreements, respectively.

          (g) The Company requests the amendment and restatement of the Existing Note Purchase Agreement and the waiver of the existing Defaults and Events of Default specified herein, and, in exchange therefor, the Company agrees to amend and restate the Existing Notes to, among other things, increase the interest rate applicable thereto, to cause one or more of its Restricted Subsidiaries to enter into the Guaranty Agreement, and to grant, and to cause one or more of its Restricted Subsidiaries to grant, the security interests described in the Security Documents to the Collateral Agent for the ratable benefit of the Noteholders, the 1995 Noteholders, the Banks and the L/C Issuers and for the benefit of the Indenture Trustee and the Owner Trustee.

          (h) The Noteholders are agreeable, subject to the terms and conditions set forth herein, to amending and restating in full the Existing Note Purchase Agreement and the Existing Notes as provided herein.

     1.2  Definitions.

     Capitalized terms used but not specifically defined in this Agreement have the respective meanings assigned to them in the Existing Note Purchase Agreement. As used in this Agreement, the following terms have the respective meanings specified below or set forth in the Section hereof following such term:

          Acceptable SBQ Asset Sale - has the meaning specified in the

     Amended Note Purchase Agreement.

          Agent - Section 1.1(d).

          Agreement, this - means this Waiver and Third Amendment to Note Purchase Agreement, as it may be amended or otherwise modified from time to time.

          Amended Credit Agreement - Section 1.1(d).

          Amended Note Purchase Agreement - Section 1.1(a).

          Amended Notes - Section 1.1(a).

          Banks - Section 1.1(d).

          B of A Reimbursement Agreement - Section 1.1(e).

          Collateral Agent - means State Street Bank and Trust Company, in its capacity as collateral agent under the Intercreditor Agreement.

          Company - the introductory sentence.

          Effective Date - Section 4.

          Existing Credit Agreement - Section 1.1(d).

          Existing Note Purchase Agreement - Section 1.1(a).

          Existing Notes - Section 1.1(a).

          Existing Reimbursement Agreements - Section 1.1(e).

          Fifth Amendment - Section 1.1(d).

          Financing Documents - means, collectively, this Agreement, the Omnibus Collateral Agreement, the Intercreditor Agreement, the Guaranty Agreement and each of the Security Documents, in each case, as may be amended or otherwise modified from time to time.

          Guaranty Agreement - Section 4.4.

          Indenture Trustee - has the meaning set forth in the Intercreditor Agreement.

          Intercreditor Agreement - Section 4.9.

          L/C Issuers - Section 1.1(e).

          Letters of Credit - Section 1.1(e).

          Mortgages - Section 4.10(a).

          1995 Amended Note Purchase Agreement - Section 1.1(c).

          1995 Existing Note Purchase Agreement - Section 1.1(c).

          1995 Noteholders - Section 1.1(c).

          1995 Notes - Section 1.1(c).

          1995 Second Amendment - Section 1.1(c).

          Note Pledge Agreement - Section 4.10(e).

          Noteholders - Section 1.1(b).

          Omnibus Collateral Agreement - Section 4.3.

          Operative Agreements - has the meaning specified in Appendix A to that certain Participation Agreement (Birmingham Steel Trust 97-1), dated as of September 30, 1997, among the Company, as lessee, the Owner Trustee, the Indenture Trustee and the institutional lenders party thereto, as amended.

          Owner Trustee - has the meaning set forth in the Intercreditor Agreement.

          PNC Reimbursement Agreement One - Section 1.1(e).

          PNC Reimbursement Agreement Two - Section 1.1(e).

          Security Agreement - Section 4.10(b).

          Security Documents - means, collectively, each of the Mortgages, the Security Agreement, the Trademark/Copyright Security Agreement, the Stock Pledge Agreement and the Note Pledge Agreement.

          Stock Pledge Agreement - Section 4.10(d).

          Trademark/Copyright Security Agreement - Section 4.10(c).

          Transaction Documents - has the meaning specified in the Omnibus Collateral Agreement.

2.   AMENDMENTS AND WAIVERS

     2.1  Amendment and Restatement of Existing Note Purchase Agreement.

     The Existing Note Purchase Agreement (including Exhibit A) is hereby amended and restated in full in the form attached hereto as Exhibit A. On the Effective Date, the Amended Note Purchase Agreement shall supercede and replace the Existing Note Purchase Agreement and the Existing Note Purchase Agreement will cease to be of further force and effect.

     2.2 Amendment and Restatement of Existing Notes.

          (a) The form of the Existing Notes attached to the Existing Note Purchase Agreement as Exhibit A is hereby amended and restated in full in the form attached as Exhibit A to the Amended Note Purchase Agreement.

          (b) All Existing Notes outstanding on the Effective Date are hereby, without any further action being required on the part of the Noteholders or on the part of any other Person, deemed to be conformed to the form of Amended Note attached to the Amended Note Purchase Agreement as Exhibit A. The outstanding Amended Notes shall be and are entitled to all of the rights and benefits provided therefor in the Amended Note Purchase Agreement.

     2.3  Waivers of Existing Events of Default.

     Each existing Default and Event of Default under the Existing Note Purchase Agreement arising as a result of facts, circumstances or events in effect or existence on or prior to the effectiveness of this Agreement on the date hereof is hereby permanently and irrevocably waived and the Company and the Noteholders hereby agree that each such existing Default and Event of Default shall be deemed to have been permanently and irrevocably waived as of the date of the initial occurrence thereof.

     2.4  Continuity and Affirmation of Obligations.

     Notwithstanding any other provision of this Agreement or any other document or agreement, the indebtedness of the Company under the Existing Note

Purchase Agreement and the Existing Notes shall not be or be deemed to be paid or discharged or novated hereby and shall continue in full force and effect as amended hereby.

3.   REPRESENTATIONS AND WARRANTIES

     To induce the Noteholders to enter into this Agreement, the Company makes the representations and warranties set forth in this Section 3. The Company agrees and acknowledges that for purposes of Section 10.1(e) of the Amended Note Purchase Agreement, its representations and warranties, as set forth in this Agreement, are and constitute representations and warranties furnished in connection with the Amended Note Purchase Agreement.

     3.1  Subsidiaries and Stock Ownership.

     Schedule 3.1 hereto states the name of each Subsidiary (indicating which Subsidiaries are Restricted Subsidiaries), its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary. Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     3.2 Corporate Existence and Power.

     Each of the Company and the Subsidiaries:

          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has the legal and corporate power and authority necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

          (c) has all necessary licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect;

          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state where the failure to be so qualified or licensed and authorized and in good standing could reasonably be expected to have a Material Adverse Effect; and

          (e) has, in the case of each Restricted Subsidiary, all requisite power and authority to execute, deliver and perform its obligations under each Financing Document to which it is a party.

     3.3  Corporate Authority.

     The execution, delivery and performance by the Company and each Restricted Subsidiary of each Financing Document to which the Company or such Restricted Subsidiary is a party, and the performance by the Company of the Amended Note Purchase Agreement and the Amended Notes, is within the corporate powers of the Company or such Restricted Subsidiary, as the case may be, and has been duly authorized by all necessary corporate action on the part of the board of directors (no action on the part of the stockholders of the Company or any such Restricted Subsidiary being required by law, other than such actions which have been duly taken), of the Company or such Restricted Subsidiary.

     3.4  Binding Effect.

     Each Financing Document to which the Company or any Restricted Subsidiary is a party has been duly executed by the Company or such Restricted Subsidiary and each Financing Document, the Amended Note Purchase Agreement and each Amended Note is a legal, valid and binding obligation of the Company or such Restricted Subsidiary, as the case may be, enforceable against the Company or such Restricted Subsidiary in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity.

     3.5  No Conflicts with Agreements, Etc.

     Neither the execution and delivery by the Company or any Restricted Subsidiary of any Financing Document to which it is a party, nor the fulfillment of, or compliance with, the terms and provisions of any Financing Document, the Amended Note Purchase Agreement or the Amended Notes, will conflict with, or result in a breach or violation of any term, condition or provision of, or constitute a default under, or result in the creation of any Lien (other than Liens under the Security Documents) on any Property of the Company or such Restricted Subsidiary pursuant to its charter or by-laws, or any contract, agreement, mortgage, indenture, lease or instrument to which it is a party or by which it is bound or to which it or any of its Property is subject, or any order, statute, law, rule or regulation to which it or any of its Property is subject.

     3.6  Consents, Etc.

     No consent, approval or authorization of, or declaration, registration or filing (except as contemplated under Section 4) with, any Governmental Authority or any nongovernmental Person, including, without limitation, any creditor (other than the 1995 Noteholders, the Banks and the L/C Issuers) or stockholder of the Company or any Restricted Subsidiary, is required in connection with the execution or delivery by the Company or any Restricted Subsidiary of any Financing Document to which it is a party or the performance by the Company or such Restricted Subsidiary of its obligations under any Financing Document, the Amended Note Purchase Agreement or the Amended Notes, or as a condition to the legality, validity or enforceability of any such Financing Document, the Amended Note Purchase Agreement or the Amended Notes, except, in each case, those which have been obtained or which are contemplated by the Transaction Documents.

     3.7  Full Disclosure.

     The financial statements and other written statements, certificates and materials provided to the Noteholders pursuant to the Existing Note Purchase Agreement and the written statements, certificates and materials furnished by or on behalf of the Company to you in connection with this Agreement and the transactions contemplated hereby do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. Except as disclosed (i) in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, (ii) in the other reports filed by the Company with the Securities and Exchange Commission after June 30, 1998, (iii) in press releases issued by the Company prior to the Effective Date, or (iv) to you or Nightingale Associates, LLC in writing, there is no fact known to the Company which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company and each Restricted Subsidiary to perform its obligations set forth in the Financing Documents to which it is a party or, in the case of the Company, the Amended Note Purchase Agreement or the Amended Notes.

     3.8  Outstanding Debt and Liens.

     Schedule 3.8 hereto sets forth a correct and complete schedule and brief description of all Debt of the Company and the Subsidiaries outstanding on the Effective Date and all consensual Liens securing such Debt. There are no Liens on any of the Property of the Company or any Restricted Subsidiary except Liens permitted by Section 8.17(a) of the Amended Note Purchase Agreement.

     3.9  Pending Litigation.

     There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal (a) challenging, or in any way dealing with, the legality, validity or enforceability of any Financing Document, the Amended Note Purchase Agreement or the Amended Notes or the authority of the Company or any Restricted Subsidiary to enter into or execute any Financing Document, the Amended Note Purchase Agreement or the Amended Notes, or (b) except as disclosed (i) in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998,
(ii) in the other reports filed by the Company with the Securities and Exchange Commission after June 30, 1998, (iii) in press releases issued by the Company prior to the Effective Date, or (iv) to you or Nightingale Associates, LLC in writing, that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

     3.10 No Defaults.

     No event has occurred and is continuing and no condition exists which, upon execution and delivery of this Agreement (and giving effect to Section 2.3) and the other Transaction Documents, would constitute a Default or Event of Default. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or by-law and neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Debt or in default under any instrument or instruments or agreements under and subject to which any Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute a default or an event of default thereunder, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     3.11 Compliance with Law.

         Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.12 Title to Properties.

          (a) Each of the Company and the Subsidiaries has good and marketable title to all real Property, and good title to all of the other

     Property, reflected in the most recent balance sheet delivered pursuant to
     Section 9.1 of the Existing Note Purchase Agreement (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have such good and marketable title as are immaterial to such financial statements and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted by Section 8.17 of the Amended Note Purchase Agreement.

          (b) Upon execution and delivery of this Agreement and the other Transaction Documents, each lease of real Property in the name or for the benefit of the Company or any Subsidiary is valid and subsisting and in full force and effect and good standing, except for such failures to be valid and subsisting and in full force and effect and good standing that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c) Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     3.13 Environmental Compliance.

         Except as disclosed (i) in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, (ii) in the other reports filed by the Company with the Securities and Exchange Commission after June 30, 1998, (iii) in press releases issued by the Company prior to the Effective Date, or (iv) to the Noteholders or Nightingale Associates, LLC in writing:

          (a) Compliance -- each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, and in which the failure so to comply could be reasonably expected to have a Material Adverse Effect;

          (b) Liability -- neither the Company nor any of the Subsidiaries is subject to any liability under any Environmental Protection Laws that, in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

          (c) Notices -- neither the Company nor any Subsidiary has received any

               (i) notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

               (ii) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties, or

               (iii) summons, citation, notice, directive, letter, or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any material violation of any Environmental Protection Law, in each case where the effect of the matters that are the subject of any such notice, summons, citation, directive, letter or other communication could reasonably be expected to have a Material Adverse Effect.

     3.14 Restrictions on Company and Subsidiaries.

     Neither the Company nor any Subsidiary:

          (a) except as set forth in Schedule 3.14 hereto, is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charter and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

          (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Debt, other than the Amended Note Purchase Agreement, the 1995 Amended Note Purchase Agreement, the Amended Credit Agreement, any other Transaction Document and the agreements listed in Schedule 3.14 hereto, the terms of none of which is violated by the execution and delivery by the Company or any Restricted Subsidiary of the Financing Documents to which it is a party, or compliance by the Company or any Restricted Subsidiary with the Financing Documents to which it is a party or, in the case of the Company, the Amended Note Purchase Agreement and the Amended Notes; and

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
     Section 8.17 of the Amended Note Purchase Agreement.

     3.15 Collateral.

          (a) Collateral Documents.

               (i) Mortgages. Each Mortgage creates a valid Lien upon the grantor's right, title and interest in the real property and interests described therein in favor of the Collateral Agent, and when such document has been recorded as indicated on Schedule 3.15 and all appropriate recording fees and taxes have been paid, such Lien shall be a perfected first priority Lien subject to no other Liens except to the extent permitted by Section 8.17 of the Amended Note Purchase Agreement;

               (ii) Security Agreement. The Security Agreement creates a valid Lien in and to the Collateral (as defined in the Security Agreement) in favor of the Collateral Agent, and when all UCC-1 financing statements required by the Security Agreement to be filed with public recording offices have been so filed, and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith have been duly paid in full, such Lien shall be a perfected, first priority Lien on the Collateral of a type which may be perfected by the filing of a UCC financing statement or by possession, subject to no Liens except to the extent permitted by
          Section 8.17 of the Amended Note Purchase Agreement;

               (iii) Trademark/Copyright Security Agreement. The Trademark/Copyright Security Agreement creates a valid Lien in and to the Trademark Collateral, Copyright Collateral and Related Assets (as such terms are defined in the Trademark/Copyright Security Agreement) in favor of the Collateral Agent, and upon the filing thereof with the United States Patent and Trademark Office or the United States Copyright Office and the filing of UCC-1 financing statements as therein provided for, such Lien will be a perfected first priority Lien in and to the Trademark Collateral, Copyright Collateral and Related Assets in which a Lien may be perfected by the filing of a UCC financing statement or filing with the United States Patent and Trademark Office or the United States Copyright Office, subject to no Liens except to the extent permitted by Section 8.17 of the Amended Note Purchase Agreement;

               (iv) Stock Pledge Agreement. The Stock Pledge Agreement creates a valid Lien in and to the Pledged Collateral (as defined in the Stock Pledge Agreement) in favor of the Collateral Agent, and upon delivery of certificates or instruments evidencing the Pledged Collateral to the Collateral Agent and the filing of related UCC-1 Financing Statements, such Lien will be a perfected first priority Lien in and to such of the Pledged Collateral as to which a Lien may be perfected by delivery, subject to no Liens except to the extent permitted by
          Section 8.17 of the Amended Note Purchase Agreement; and

               (v) Note Pledge Agreement. The Note Pledge Agreement creates a valid Lien in and to the Pledged Collateral (as defined in the Note Pledge Agreement) in favor of the Collateral Agent, and upon delivery of the instrument or instruments evidencing the Pledged Collateral to the Collateral Agent and the filing of related UCC-1 Financing Statements, such Lien will be a perfected first priority Lien in and to such of the Pledged Collateral as to which a Lien may be perfected by delivery, subject to no Liens except to the extent permitted by
          Section 8.17 of the Amended Note Purchase Agreement.

          (b) Warranties and Representations True. All warranties and representations made by the Company and the Restricted Subsidiaries in each of the Security Documents are true and correct as of the date hereof.

     3.16 Solvency.

     After giving effect to the transactions contemplated by the Transaction Documents, (a) the fair value and the fair salable value of the assets of the Company and each Restricted Subsidiary (excluding any Debt due from any Affiliate of the Company or such Restricted Subsidiary, as the case may be) will each be in excess of the fair valuation of its total liabilities (including all contingent liabilities), (b) the Company and each Restricted Subsidiary will be able to pay its debts or other obligations in the ordinary course as they mature, and (c) the Company and each Restricted Subsidiary has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

4.   CONDITIONS PRECEDENT

     The amendments and the waivers set forth in Sections 2.1, 2.2 and 2.3 shall become effective upon the satisfaction of the following conditions (the date of such effectiveness is herein referred to as the "Effective Date"):

     4.1 Certificates.

          (a) Company Officer's Certificate. The Company shall have delivered to the Noteholders (or their special counsel) a certificate signed by the Chairman, the Vice Chairman, the President or the Executive Vice President-Chief Financial Officer of the Company, dated the Effective Date, certifying that (i) no Default or Event of Default under the Amended Note Purchase Agreement exists and (ii) the representations and warranties set forth in Section 3 and in each of the other Financing Documents (excluding, however, for purposes of such officer's certificate, Section 2 of the Amended Note Purchase Agreement) are true and correct on the Effective Date. Such officer's certificate may expressly state that it is not certifying as to the accuracy of the representations and warranties set forth in Section 2 of the Amended Note Purchase Agreement.

          (b) Company Secretary's Certificate. The Company shall have delivered to the Noteholders a certificate signed by Secretary or one of the Assistant Secretaries of the Company, dated the Effective Date, certifying as true and correct copies of the Company's charter and by-laws and the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of each of the Financing Documents to which the Company is a party.

          (c) Subsidiary Secretary's Certificates. Each Restricted Subsidiary entering into one or more of the Financing Documents shall have delivered to the Noteholders a certificate signed by the Secretary or one of the Assistant Secretaries of such Restricted Subsidiary, dated the Effective Date, certifying as true and correct copies of such Restricted Subsidiary's charter and by-laws and the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Restricted Subsidiary is a party.


     4.2  Opinions of Counsel.

     The Noteholders shall have received opinions from

          (a) Balch & Bingham, special counsel for the Company and the Restricted Subsidiaries,

          (b) special local counsel for the Company and the Restricted Subsidiaries in the States of Florida, Georgia, Illinois, Mississippi, Ohio, New York, Tennessee and Washington, and

          (c) Shipman & Goodwin, special counsel for the Collateral Agent,

each dated as of the Effective Date, substantially in the respective forms set forth in Exhibit B1, Exhibit B2 and Exhibit B3, and as to such other matters as the Noteholders may reasonably request. The Noteholders also shall have received an opinion from Bingham Dana LLP, special counsel for the Noteholders, in form and substance satisfactory to the Noteholders.

     4.3  Omnibus Collateral Agreement.

     The Omnibus Collateral Agreement, in the form of Exhibit C hereto (the "Omnibus Collateral Agreement"), shall be duly executed and delivered to the Noteholders (or their special counsel) by the Company and each of the Restricted Subsidiaries identified on the signature pages thereto.

     4.4  Guaranty Agreement.

     The Guaranty Agreement, in the form of Exhibit D hereto (the "Guaranty Agreement"), shall be duly executed by each of the Restricted Subsidiaries identified on the signature pages thereto in favor of the Collateral Agent and delivered to the Noteholders (or their special counsel).

     4.5  1995 Second Amendment.

     The Company and the 1995 Noteholders shall have executed and delivered to the Noteholders (or their special counsel) a counterpart of the 1995 Second Amendment.

     4.6  Fifth Amendment to Credit Agreement.

     The Company, the Banks and the Agent shall have executed and delivered to the Noteholders (or their special counsel) a copy of the Fifth Amendment, which shall be in form and substance satisfactory to the Noteholders and their special counsel.

     4.7  Letter of Credit Documents.

     The Company shall have executed and delivered to the Noteholders (or their special counsel) a copy of each of the following Letter of Credit documents:

          (a) the B of A Reimbursement Agreement,

          (b) PNC Reimbursement Agreement One, and

          (c) PNC Reimbursement Agreement Two,

each of which shall be in form and substance satisfactory to the Noteholders and their special counsel.

     4.8  Other Related Matters.

     The Company shall have delivered a letter addressed to the Noteholders with respect to certain other matters relating to the Transaction Documents the receipt of which shall have been acknowledged by special counsel to the Noteholders.

     4.9  Intercreditor Agreement.

     The Banks, the 1995 Noteholders, the L/C Issuers, State Street Bank and Trust Company, the Company, the Owner Trustee, the Indenture Trustee and each of the Restricted Subsidiaries identified on the signature pages thereto, shall have delivered to the Noteholders (or their special counsel) a fully executed counterpart of the Collateral Agency and Intercreditor Agreement, in form attached hereto as Exhibit E (the "Intercreditor Agreement").

     4.10 Security Documents.

          (a) Mortgages. Separate Mortgages and Deeds of Trust, substantially in the form of Exhibit F1 through Exhibit F7 hereto (collectively, the "Mortgages"), relating to real properties of the Company and certain Restricted Subsidiaries located in the States of Alabama, Florida, Illinois, Mississippi, Ohio, Tennessee and Washington, shall be duly executed and delivered to the Collateral Agent, and a copy of each thereof evidencing such due execution and delivery shall be delivered to the Noteholders (or their special counsel).

          (b) Security Agreement. A Security Agreement, substantially in the form of Exhibit G hereto (the "Security Agreement"), shall be duly executed and delivered by the Company, each of the Restricted Subsidiaries identified on the signature pages thereto, and the Collateral Agent, and a copy of each thereof evidencing such due execution and delivery shall be delivered to the Noteholders (or their special counsel).

          (c) Trademark/Copyright Security Agreement. A Trademark and Copyright Collateral Assignment and Security Agreement (the "Trademark/Copyright Security Agreement"), substantially in the form of Exhibit H hereto, shall be duly executed and delivered by the Company, each of the Restricted Subsidiaries identified on the signature pages thereto, and the Collateral Agent, and a copy thereof evidencing such due execution and delivery shall be delivered to the Noteholders (or their special counsel).

          (d) Stock Pledge Agreement. The Stock Pledge Agreement, substantially in the form of Exhibit I hereto (the "Stock Pledge Agreement"), shall be duly executed and delivered by the Company, each of the Restricted Subsidiaries identified on the signature pages thereto, and the Collateral Agent, and a copy of each thereof evidencing such due execution and delivery shall be delivered to the Noteholders (or their special counsel). All stock certificates and undated stock powers executed in blank required to be executed and delivered to the Collateral Agent by the terms of the Stock Pledge Agreement shall have been so delivered, and the Company shall provide the Noteholders with copies thereof.

          (e) Note Pledge Agreement. A Note Pledge Agreement, substantially in the form of Exhibit J hereto (the "Note Pledge Agreement"), shall be duly executed and delivered by the Company and the Collateral Agent, and a copy thereof evidencing such due execution and delivery shall be delivered to the Noteholders (or their special counsel). The instrument or instruments evidencing the Pledged Collateral (as defined in the Note Pledge Agreement) and a power of attorney executed by the Company required to be executed and delivered by the Company to the Collateral Agent by the terms of the Note Pledge Agreement shall have been so delivered, and the Company shall provide the Noteholders (or their special counsel) with a copy thereof.

          (f) Perfection of Liens. The Company and each Restricted Subsidiary that has entered into a Security Document shall have executed and delivered to the Collateral Agent all UCC-1 financing statements as are necessary to perfect the Liens of the Collateral Agent in the Collateral which may be perfected by the filing thereof .

          (g) Title Matters. With respect to each of the Mortgages, the Company shall have delivered or caused to be delivered to the Collateral Agent one or more loan policies of title insurance, or commitment therefor, satisfactory to you and showing no exceptions to title except as reasonably acceptable to the Noteholders (or their special counsel).

          (h) Certificates of Insurance. The Company shall have delivered to the Noteholders (or their special counsel) certificates of insurance evidencing the insurance required by the Security Documents, showing the Collateral Agent as loss payee (as its interest may appear) thereunder.

          (i) Taxes. All taxes, fees and other charges payable in connection with the execution, delivery, recording, filing and registration of the Security Documents shall have been paid or provision for such payment shall have been made to the reasonable satisfaction of the Noteholders (or their special counsel).

     4.11 Lien Searches.

     The Noteholders (or their special counsel) shall have received Lien searches showing that the Collateral (as defined in the Security Agreement) of the Company and the Subsidiaries is subject to no Liens other than Liens permitted under Section 8.17 of the Amended Note Purchase Agreement.

     4.12 Restructuring Fee.

     The Company shall have paid to the Noteholders an aggregate of Two Hundred Sixty Thousand Dollars ($260,000) as a restructuring fee in respect of the transactions contemplated by this Agreement. Such payment shall be made to the Noteholders in proportion, as nearly as practicable, to the respective unpaid principal amount of Existing Notes held by each Noteholder on the Effective Date, in the manner provided in the Existing Note Purchase Agreement for the payment of principal.

     4.13 Private Placement Number.

     A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     4.14 Payment of Special Counsel and Financial Advisor Fees.

     Without limiting the provisions of Section 5.3, the Company shall have paid on or before the Effective Date the fees, charges and disbursements of the Noteholders' special counsel referred to in Section 4.2, and Nightingale Associates, LLC, in each case to the extent reflected in statements rendered to the Company on or prior to the Effective Date.

     4.15 Lease Letters.

     Letters from the owner participants and the debt participants in respect of the Equipment Lease Agreement dated as of September 30, 1997, as amended, shall have been delivered to the Noteholders (or their special counsel), in form, scope and substance satisfactory to the Noteholders and their special counsel.

     4.16 Proceedings and Documents Satisfactory.

     All opinions, certificates and other instruments and all proceedings taken in connection with the execution and delivery of this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to the Noteholders and their special counsel; and the Noteholders and their special counsel shall have received copies of such documents and papers as may be reasonably requested in connection therewith.

5.   MISCELLANEOUS

     5.1  Effect of Amendment and Waiver.

     If the foregoing is acceptable to you, please note your acceptance in the space provided below. Upon the execution and delivery of this Agreement by each of the Noteholders and the Company, the conditions set forth in Section 4 shall be deemed satisfied or waived and the Existing Note Purchase Agreement shall be deemed to be amended and restated as set forth above and the waivers as set forth above shall be deemed to be effective. This Agreement shall be binding upon, and shall inure to the benefit of, the permitted successors and assigns of the parties hereto and the holders from time to time of the Amended Notes.

     5.2  No Legend Required.

     Any and all notices, requests, certificates and other instruments including, without limitation, the Amended Notes, may refer to the Note Purchase Agreement or the Note Purchase Agreement dated as of September 1, 1993 without making specific reference to this Waiver and Third Amendment to Note Purchase Agreement, but nevertheless all such references shall be deemed to include this Waiver and Third Amendment to Note Purchase Agreement unless the context shall otherwise require.

     5.3  Fees and Expenses.

     Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all reasonable out-of-pocket travel expenses and other reasonable out-of-pocket expenses of the Noteholders in connection with the preparation, negotiation, execution and delivery of the Financing Documents and the Amended Note Purchase Agreement, and the transactions contemplated hereby and thereby, including, but not limited to, the reasonable fees and disbursements of Bingham Dana LLP, the Noteholders' special counsel, and Nightingale Associates, LLC, financial advisor to the Noteholders and the 1995 Noteholders, photocopying costs, and charges for shipping the Amended Notes, adequately insured, to each Noteholder at its home office or at such other place as such Noteholder may designate, and so long as any Noteholder shall hold any of the Amended Notes, all such expenses relating to any amendments, waivers or consents pursuant to the provisions of the Amended Note Purchase Agreement, including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar events relating to the performance by the Company and the Restricted Subsidiaries of their respective obligations under the Financing Documents, the Amended Note Purchase Agreement and the Amended Notes. The Company also agrees that it will pay and save each Noteholder harmless against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of the Financing Documents, the Amended Note Purchase Agreement and the Amended Notes, whether or not any Amended Notes are then outstanding. The Company agrees to protect and indemnify each Noteholder against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person retained by the Company, their Subsidiaries, or any of their respective Affiliates that are controlled by the Company in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the costs of obtaining a private placement number for the Amended Notes, and authorizes the submission of such information as may be required by the CUSIP Service Bureau of Standard & Poor's for the purpose of obtaining such a number.

     5.4  Survival.

     All warranties, representations, certifications and covenants made by the Company in this Agreement or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of the Noteholders. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Agreement.

     5.5  Duplicate Originals; Execution in Counterpart.

     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Agreement, and each set of counterparts which, collectively, show execution by each such party to this Agreement shall constitute one duplicate original.

     5.6  Release of Claims.

     The Company, for itself and all of its predecessors, successors and assigns, acknowledges, affirms and represents that immediately prior to giving effect to this Agreement, it is legally, validly and enforceably obligated to each of the Noteholders under and pursuant to the Existing Notes and the Existing Note Purchase Agreement and that the Company has no defense, offset, counterclaim or right of recoupment with regard to such obligations. Additionally, the Company for itself and all of its predecessors, successors and assigns, does hereby fully, forever and completely release and discharge each of the Noteholders and all of their respective employees, officers, directors, trustees, shareholders, affiliates, agents, attorneys, representatives, predecessors, successors and assigns (collectively, the "Released Parties"), from any and all claims, demands, liabilities, damages and causes of action of any kind whatsoever, whether based on facts in existence prior to or as of the date hereof, whether known or unknown, which the Company may now have or may have had at any time heretofore or may have at anytime hereafter, whether for contribution or indemnity or otherwise, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, arising out of or related in any way to any of the following: (a) the Existing Notes and the Existing Note Purchase Agreement and all documents relating thereto or executed in connection therewith (the "Existing Note Documents"); and (b) any action, inaction or omission by any of the Released Parties in connection with the Existing Note Documents or the administration thereof.

     5.7  Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

   [Remainder of page intentionally left blank; next page is signature page.]

     If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below, whereupon the foregoing shall become a binding agreement between you and the Company as of the date first above written.

                                           BIRMINGHAM STEEL CORPORATION


                                           By:
                                              ----------------------------
                                           Name:
                                           Title:

                                     Accepted:

                                     PRINCIPAL LIFE INSURANCE COMPANY
                                     (f/k/a Principal Mutual Life Insurance
                                     Company)

                                     By:  Principal Capital Management, LLC
                                          a Delaware limited liability company,
                                          its authorized signatory


                                          By
                                            -----------------------------------
                                          Name:
                                          Title:


                                          By
                                            -----------------------------------
                                          Name:
                                          Title:


                                     THE EQUITABLE LIFE ASSURANCE SOCIETY
                                     OF THE UNITED STATES


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     JEFFERSON-PILOT LIFE INSURANCE
                                     COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     AMERICAN UNITED LIFE INSURANCE
                                     COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:

                                     THE STATE LIFE INSURANCE COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     GREAT-WEST LIFE & ANNUITY INSURANCE
                                     COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     THE GREAT-WEST LIFE ASSURANCE
                                     COMPANY



                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:

                                     J. ROMEO & CO. as nominee for MONY LIFE
                                     INSURANCE COMPANY OF NEW YORK


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:

                                     TEACHERS INSURANCE AND ANNUITY
                                     ASSOCIATION OF AMERICA


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     PHOENIX HOME LIFE MUTUAL INSURANCE
                                     COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     CANADA LIFE ASSURANCE COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     CANADA LIFE ASSURANCE COMPANY OF
                                     NEW YORK


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     CANADA LIFE INSURANCE COMPANY OF
                                     AMERICA


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:

                                     AMERITAS LIFE INSURANCE CORP.
                                     By Ameritas Investment Advisors Inc.,
                                     as Agent


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     BERKSHIRE LIFE INSURANCE COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title:


                                     PROVIDENT MUTUAL LIFE INSURANCE
                                     COMPANY


                                     By
                                       -----------------------------------
                                     Name:
                                     Title: